Exhibit 10.1

Connect Biopharma Holdings Limited

2019 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed by the Board to administer the Plan.

(b) “Affiliate” means (a) with respect to a Person, any other Person that. directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include his/her parents, spouse, children (and their spouses, if any), siblings (and their spouses, if any), and other immediate family members, or any Person Controlled by any of the aforesaid individuals.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, the U.S. Code, and the laws, regulations, orders or rules of any jurisdiction applicable to the Awards granted to residents therein or the Grantees receiving such Awards.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Share, Restricted Share Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination of the Grantee’s Continuous Service by or with the Company or the Related Entity to which the Grantee provides service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement or such definition, is based on, in the determination of the Administrator, the Grantee’s: (i) negligence in performing, or refusal to perform, any major duties to the Company or any Related Entity (as stated in the agreement between the Grantee and the Company or any Related Entity, or reasonably assigned by the Company or such Related Entity based on the Grantee’s position), or material violation of any code of conduct, rules, regulations, or policies of the Company or any Related Entity, (ii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity (economical or reputational), (iii) dishonesty or commitment in an act of theft, embezzlement, fraud, or a breach of trust, (iv) any intentional misconduct or material breach of any labor contract (employment agreement), non-disclosure obligation, non-competition obligation, non-solicitation obligation or other agreement between the Grantee and the Company or any Related Entity, (v) breach of a fiduciary duty, or commission of a crime (other than minor traffic violations or similar offenses), (vi) material violation of any Applicable Laws or securities laws, or (vii) any intentional act in a manner detrimental to the reputation, business operation, assets, or market image of the Company or any Related Entity.

(i) “Change in Control” means (as determined by the Administrator acting reasonably) a change in ownership or control of the Company effected through the direct or indirect acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by an Affiliate of the Company) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Directors who are not Affiliates or associates of the offeror do not recommend such shareholders accept.

(j) “Committee” means any committee appointed by the Board to administer the Plan, including the compensation committee.

(k) “Company” means Connect Biopharma Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands or any successor corporation that adopts the Plan in connection with a Corporate Transaction.

(l) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of an Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n) “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

(o) “Corporate Transaction” means (as reasonably) any of the following transactions:

(i) a merger, amalgamation, consolidation or other business combination of the Company with or into any Person, in which the Company is not the surviving entity, or any other transaction or series of transactions, as a result of which the shareholders of the Company immediately prior to such transaction or series of transactions will cease to own a majority of the voting power of the surviving entity immediately after consummation of such transaction or series of transactions, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries and Affiliates;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any Person or related group of Persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(p) “Director” means a member of the Board or the board of directors of any Related Entity.

(q) “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(r) “Dividend Equivalent Right” means a right entitling compensation measured by dividends paid with respect to Ordinary Shares.

(s) “Drag-Along Event” means a Drag-Along Event or Trade Sale of the Company as defined in the Shareholders Agreement and/or the M&A of the Company, or in the absence of such then-effective document or such definition, means the Corporate Transaction.

(t) “Employee” means any person, including a Director, who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company or the Related Entity.

(u) “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:

(i) If the Ordinary Shares are traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Ordinary Shares are traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution as reported in The Wall Street Journal or such other source as the Administrator deems reliable; and

(iii) In the absence of an established market for the Ordinary Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith by reference to: (1) the audited and consolidated financial statements of the Company, or (2) the value of the Company determined by an independent appraiser chosen by the Administrator, or (3) the placing price in the Company’s latest round of equity financing (if applicable), and the development of the business operation of the Company and the market conditions since such financing, or otherwise determined by the Administrator, and not inconsistent with the Applicable Laws.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in sub-clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Administrator, or by a liquidator if one is appointed.

(v) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(w) “IPO” shall mean the Company’s first firm commitment underwritten public offering of any of its securities (or the securities of a successor corporation) to the general public pursuant to (a) a registration statement filed under the Securities Act of 1933, as amended, or (b) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange.

(x) “Incentive Stock Option” shall mean a stock option granted pursuant to the Plan that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the U.S. Code.

(y) “M&A” means the currently effective memorandum and articles of association of the Company, as amended from time to time.

(z) “Ordinary Share” means the Company’s ordinary shares of a par value of US$0.0001 each.

(aa) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan. Options granted to employees who are U.S. taxpayers may either qualify as Incentive Stock Options or as options that do not qualify as Incentive Stock Options.

(bb) “Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies (other than the Company) owns or Controls stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc) “Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

(dd) “Plan” means this Connect Biopharma Holdings Limited 2019 Stock Incentive Plan.

(ee) “Registration Date” means the first to occur of (i) the closing of the IPO; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

(ff) “Related Entity” means any Parent or Subsidiary or Affiliate of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary or an Affiliate of the Company holds a substantial ownership interest, directly or indirectly.

(gg) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable share or stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(hh) “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ii) “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj) “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

(kk) “Share” means an Ordinary Share of the Company.

(ll) “Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(mm) “Shareholders Agreement” means the Shareholders Agreement dated December 20, 2018 by and among the Company, the shareholders of the Company, and certain other related parties named therein (as amended, restated and supplemented from time to time).

(nn) “Subsidiary” means with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interests in whose profits or capital, are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP; or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

(oo) “U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended.

3. Shares Subject to the Plan.

(a) Subject to the provisions of Section 11 below, the Company has initially allocated 1,538,800 Shares to this Plan which have already been issued to Connect Union Inc. (the “ESOP Entity”). The ESOP Entity has reserved 1,538,800 class B ordinary shares (the “Class B Ordinary Shares”) to be issued upon the exercise of the Award. Unless otherwise stated in this Plan, the Shares subject to this Plan will ultimately be represented by the Class B Ordinary Shares, which means the issue of the Shares pursuant to the Awards will in fact be reflected by the issue of the equal number of the Class B Ordinary Shares. Grantees will indirectly receive the rights and benefits under the Shares through the rights and benefits directly received under the Class B Ordinary Shares. Any disposal of the Shares under this Plan, including but not limited to forfeiture, repurchase of the Shares, will be realized through the disposal of the Class B Ordinary Shares.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the Applicable Law and the listing requirements of the applicable stock exchange or national market system on which the Ordinary Shares are traded, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration. The Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in accordance with the Applicable Laws and the M&A. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more officers or directors (the “Management”) to grant such Awards and may limit such authority as the Board determines from time to time.

(ii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administrator.

(b) Powers of the Administrator and the Management.

Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to determine whether and the total number of Awards (if any) are granted in any fiscal year of the Company under this Plan;

(ii) to determine the Fair Market Value and exercise price set forth in the Notice of Stock Option Award and the Award Agreements;

(iii) to approve forms of Award Agreements for use under the Plan, to amend terms of the Award Agreements;

(iv) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award in material aspects shall not be made without the Grantee’s written consent;

(v) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(vi) other powers of Administrator as provided in this Plan, any Award Agreement or notice of award.

Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Management hereunder), and except as otherwise provided by the Board, the Management shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) subject to item (i) of Administrator’s power described above, to determine the type or the number of Awards to be granted, the number of Shares or the amount of consideration to be covered by each Award granted hereunder;

(iii) except for the exercise price (which shall be determined by the Administrator), to determine or alter the terms and conditions of any Award granted hereunder (including without limitation the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria);

(iv) to require the Grantee to provide representation or evidence that any currency used to pay the exercise price of any Award was legally acquired and taken out of the jurisdiction in which the Grantee resides in accordance with the Applicable Laws;

(v) to take such other action, not inconsistent with the terms of the Plan and the Applicable Laws, as the Administrator deems appropriate.

To avoid any doubt, for the powers granted to Management above, the wording “as determined by the Administrator”, “as approved by the Administrator” or other similar descriptions in the context of this Plan, the Notice of Stock Option Award, and the Award Agreement shall be construed to be the decision or approval made by the Management or the right/power of the Management.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Employees of the Company or a Related Entity, members of the Board and any Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Law and in the manner approved by the Administrator, on an after-tax basis, against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Shares, Restricted Share Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Each Award shall be subject to the terms of an Award Agreement approved by the Administrator. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award (other than an Award held by a U.S. taxpayer), satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award, subject to compliance with the Applicable Laws and approval by the Administrator. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(h) Term of Award. The term of each Award shall be the term stated in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award. (In the case of an Incentive Stock Option granted to an U.S. taxpayer who, at the time the Incentive Stock Option is granted, owns (or, pursuant to Section 424(d) of the U.S. Code, is deemed to own) stock representing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or Affiliate, the term of the Incentive Stock Option will not be longer than ten years from the date of grant).

(i) Transferability of Awards. Subject to the Applicable Laws, Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, only to the extent and in the manner approved by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(j) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be determined by the Administrator. In the case of Options or SARs granted to U.S. taxpayers, shall not be less than 100% of the Fair Market Value of a Share as of the date of grant. In addition, in the case of an Incentive Stock Option granted to an U.S. taxpayer, who, at the time the Incentive Stock Option is granted, owns (or, pursuant to Section 424(d) of the U.S. Code, is deemed to own) Shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary or Affiliate, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) if the exercise or purchase occurs on or after the Registration Date, or as otherwise permitted by the Administrator, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other Person until such Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws. The Grantee shall be responsible for all taxes associated with the receipt, vest, exercise, transfer and disposal of the Awards and the Shares. Upon exercise of an Award, the Company and/or the Related Entity which is an employer of the Grantee shall have the right to withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(c) No Exercise in Violation of Applicable Law.

Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws.

(d) Restrictions on Exercise.

Notwithstanding the foregoing, regardless of whether an Award has become vested and exercisable, the Administrator may determine that the Award shall not be exercised before the consummation of (i) an IPO of the Company, or (ii) a Corporate Transaction or a Change in Control, except as permitted by the applicable Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, the M&A and the relevant Award Agreement, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c) As a condition to the exercise of an Award, the applicable Award Agreement may require the Grantee to grant a power of attorney to the Board or any Person designated by the Board to exercise the voting rights with respect to the Shares and the Company may require the Person exercising such Award to acknowledge and agree to be bound by the provisions of the currently effective M&A, the Shareholders Agreements and other documents of the Company in relation to the Shares (if any), as if the Grantee is a holder of Ordinary Shares thereunder.

10. Termination and Repurchase Rights. Upon termination of the Grantee’s Continuous Service for any reason, all unvested Awards shall be terminated immediately without further effect. To the extent any vested Award is not terminated, following termination of the Grantee’s Continuous Service for any reason, the Company shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) from the Grantee all or any portion of the vested Awards or the Shares obtained by the Grantee upon exercise of any Awards. The Repurchase Right may be exercised by the Company at any time within two (2) year after termination of the Grantee’s Continuous Service. The repurchase price shall be as follows:

(a) the consideration payable for the vested Awards or the Shares obtained by the Grantee upon exercise of the Awards shall be made in cash or by cancellation of purchase money indebtedness owed to the Company by the Grantee; and

(b) the amount of consideration payable for the vested Awards or the Shares obtained by the Grantee upon exercise of the Awards shall be: (x) in the event of termination of the Grantee’s Continuous Service other than for Cause, the original purchase price actually paid by the Grantee for such vested Awards or such Shares, or the Fair Market Value of such vested Awards or such Shares on the termination date (after deducting (if have not already done so) the exercise price that would be payable on such vested Awards or such Shares had such vested Awards been exercised immediately prior to the termination date), or other amount as reasonably determined by the Administrator; and (y) in the event of termination of the Grantee’s Continuous Service for Cause, the nominal value of such vested Awards or such Shares, unless otherwise determined by the Administrator;

If the Company decides to exercise the repurchase right, each holder of the vested Awards or the Shares subject to repurchase shall (1) immediately execute all necessary documents and take all necessary actions as required by the Applicable Laws, the M&A and the Administrator to give full effect to such repurchase, and (2) provide customary representations and warranties with respect to such vested Awards or such Shares as the Administrator requires, provided however that, the failure of the holder to make such representations and warranties shall in no way delay or affect the completion of the repurchase of such Shares or such vested Awards, which shall become effective and be recorded in the Company’s register of members (if applicable) at the moment when the Company makes available to such holder the applicable repurchase price.

11. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. In the event of a Spin-off Transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Awards under the Plan, including but not limited to: (i) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Awards, (ii) prohibit the exercise of Awards during certain periods of time prior to the consummation of the Spin-off Transaction, or (iii) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

12. Corporate Transactions and Changes in Control.

(a) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement or in any other written agreement between the Company and a Grantee, in the event of a Corporate Transaction (other than a Corporate Transaction which also is a Change in Control), each Award can be Assumed or Replaced immediately prior to the specified effective date of such Corporate Transaction, for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. The portion of the Award that is not Assumed or Replaced shall terminate under subsection (b) of this Section to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement or in any other written agreement between the Company and a Grantee, in the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Award, immediately prior to the specified effective date of such Change in Control, provided that the Grantee’s Continuous Service has not terminated prior to such date.

(b) Termination of Award to the Extent Not Assumed and Replaced in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate, provided however that, all such Awards shall not terminate to the extent they are Assumed or Replaced in connection with the Corporate Transaction.

(c) Other Mechanisms. Except as provided otherwise in an individual Award Agreement or in any other written agreement between the Company and a Grantee, and subject to Applicable Laws, in the event of a Corporate Transaction or a Change in Control, the Administrator may provide for other mechanisms, such as (1) termination and payment of any Awards in cash based on the value of the Shares on the date of the Corporate Transaction or the Change in Control (as the case may be), or (2) allowing any Grantee the right to exercise any outstanding Awards during a specified period of time determined by the Administrator.

13. Effective Date and Term of Plan. The Plan shall become effective upon the later to occur of its adoption by the Board or its approval by the shareholders of the Company. The Plan shall continue in effect for a term of ten (10) years after the date of adoption, unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

14. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend (including extend the term of the Plan), suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws or if such amendment would change any of the provisions of Section 4(b)(vi) or this Section 14(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Unless otherwise determined by the Administrator in good faith, the suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not materially adversely affect any rights under Awards already granted to a Grantee.

15. Source of Shares.

(a) 1,538,800 Shares have been issued to the ESOP Entity by the Company to satisfy the requirements of the Plan. As provided under the Shareholders Agreement or otherwise agreed by the Shareholders, additional Shares shall be allocated to the ESOP Entity by way of Share transfer or issuance of new Shares.

(b) Unless otherwise determined by the Administrator, the Company shall carry out the Plan through the ESOP Entity. Specifically, (i) the exercise of Awards, repurchase of vested Awards or Shares issued pursuant to vested Awards and any other types of execution in connection with the Awards shall be carried out via the ESOP Entity; (ii) the Shares under any Award shall be represented by the class B ordinary shares (“Class B Shares”) of the ESOP Entity. The ESOP Entity shall have 1,538,800 Class B Shares and one Class B Share represents one Share issued pursuant to any Award under this Plan; (iii) the Grantee will obtain the Class B Shares of the ESOP Entity or the economic interests related thereto after he/she exercising the Awards, which represent the underlying Shares under such Awards; (iv) any mention of “Shares” under this Plan shall also mean the Class B Shares represent such Shares where applicable.

16. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

17. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

18. Vesting Schedule. The Awards to be issued to any Grantee under the Plan shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to the Grantees.

19. Drag-Along Events. Except as provided in the applicable Award Agreement, in the event of a Drag-Along Event, the Grantees who hold any Shares upon exercise of the Award shall sell, transfer, convey or assign all of their Shares pursuant to, and so as to give effect to, the Drag-Along Event, and each of such Grantees shall grant to the Board or a Person designated by the Board, a power of attorney to transfer, sell, convey and assign his/her Shares and to do and carry out all acts and to execute all documents that are necessary or advisable to complete the Drag-Along Event.

20. IPO. In the case of an IPO, the Grantees shall enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company for the purpose of the IPO, and each of such Grantees shall grant to the Board or a Person designated by the Board, a power of attorney to enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company and to do and carry out all the acts and to execute all the documents that are necessary or advisable to complete the IPO.

21. Unfunded Obligation. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

22. Entire Plan. This Plan, the individual Award Agreements and notices of issuance of the Awards, together with all the exhibits hereto and thereto, constitute and contain the entire stock incentive plan and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, memorandum, duties or obligations between the parties respecting the subject matter hereof.

23. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Connect Biopharma Holdings Limited

2019 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Grantee’s Name:

Identification Document and No.:

You (the “Grantee”) have been granted an option to purchase the Ordinary Shares of Connect Biopharma Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the 2019 Stock Incentive Plan of the Company (as amended or supplemented from time to time, the “Plan”), and the Stock Option Award Agreement attached hereto (the “Option Agreement”), as follows. Unless otherwise defined herein, the terms used in this Notice shall have the same meanings ascribed to them in the Plan.

Award Serial Number

Date of Award

Vesting Commencement Date

Exercise Price per Ordinary Share

Total Number of Ordinary Shares

Subject to the Option (the “Shares”)

Total Exercise Price	$

Expiration Date:	10 Years after Date of Award

Post-Termination Exercise Period:	Three (3) Months, subject to Section 5 of the Option Agreement

Vesting Schedule

Subject to the Grantee’s Continuous Service with the Company (or a Related Entity) and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

The Option shall vest in [four] years. [The Option representing 25% of the Shares shall vest at the end of the twelve (12) month period commencing from the Vesting Commencement Date, with remaining portions vesting in equal monthly installments over next thirty-six (36) months.]

During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the authorized leave of absence exceeds a period of thirty (30) days. Vesting of the Option shall resume upon the Grantee’s termination of the authorized leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Option shall be extended by the length of the suspension.

In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise all the Option shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Administrator. In the event of termination of the Grantee’s Continuous Service for any reason, the Company shall have the right to repurchase from the Grantee all or any portion of the vested Option or the Shares obtained by the Grantee upon exercise of the Option at the price set forth in the Option Agreement or otherwise determined by the Administrator. Details are as set forth in the Option Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan and the Option Agreement, as well as the currently effective memorandum and articles of association of the Company (as amended or supplemented from time to time, the “M&A”) and the Shareholders Agreement (as defined in the Plan).

Connect Biopharma Holdings Limited
an exempted company incorporated with limited liability under the laws of the Cayman Islands

By:
Name:
Title:	Director

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S EMPLOYMENT IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan, the Option Agreement, the Shareholders Agreement and the M&A, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, the Option Agreement, the Shareholders Agreement and the M&A in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, the Option Agreement, the Shareholders Agreement and the M&A. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan, and the Option Agreement shall be resolved by the Administrator in accordance with Section 25 of the Option Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 26 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

Award Serial Number: ___________

Connect Biopharma Holdings Limited

2019 STOCK INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

1. Grant of Option. Connect Biopharma Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), hereby grants to to_([ 🌑 ]) ([insert Identification document and No.]) (the “Grantee”), an option (the “Option”) to purchase the Total Number of Ordinary Shares subject to the Option (the “Shares”) set forth in the Notice of Stock Option Award (the “Notice”), at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. The Grantee’s acceptance of the Option and participation in the Plan are voluntary. Unless otherwise defined herein, the terms used herein shall have the same meanings ascribed to them in the Plan.

2. Exercise of Option.

1.

Right to Exercise. The Option may not be exercised until vested. Subject to Section 5, the Option shall be exercisable before Expiration Date in accordance with the Vesting Schedule set out in the Notice and pursuant to the applicable provisions of the Plan and this Option Agreement. If the Option is not exercised prior to the Expiration Date, it will terminate and no longer be exercisable. Further, the Option shall be subject to the provisions of Section 12 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

2.

Method of Exercise. The Grantee may exercise the Option by delivery of an exercise notice (a form of which is attached as Exhibit A) stating the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised and such other provisions as may be required by the Administrator, accompanied by payment of the Exercise Price, or by such other procedure as specified from time to time by the Administrator. The exercise notice shall be delivered to the Company in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator, accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the payment of the Exercise Price, which shall be deemed to be satisfied in accordance with Section 4(d) below.

3.

Taxes. The Grantee shall be responsible for all taxes associated with the receipt, vesting, exercise, transfer and disposal of the Option and the Shares. No Shares will be delivered to the Grantee or other Person pursuant to the exercise of the Option until the Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations. Upon exercise of the Option, the Company or the Grantee’s employer shall have the right to offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other Person an amount sufficient to satisfy such tax withholding obligations.

4.

Other Agreements. As a condition to the exercise of an Award, the Grantee shall execute, acknowledge and agree to be bound by the provisions of that the Shareholders Agreement (if any). The Grantee acknowledges and agrees that the Award and any Shares issued pursuant thereto shall be subject to the M&A.

3. Grantee’s Representations

. The Grantee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under the Securities Act of 1933 (as amended), any United States securities laws or any securities laws of any other jurisdiction. In the event the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933 (as amended) (or any securities laws of any other jurisdiction), at the time the Option is exercised, the Grantee shall, if requested by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee and as determined by the Administrator; provided, however, that such exercise method does not then violate any Applicable Law or the Plan, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid as legal consideration:

5.	cash;

6.	check;

7.

if the exercise occurs on or after the Registration Date, or as otherwise permitted by the Administrator, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; or

8.

if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5. Restrictions on Exercise.

9.	The Option may not be exercised until such time as the Plan has been approved by the Company.

10.

Notwithstanding other provisions of this Option Agreement, (i) the Option shall not be exercised if the Administrator determines that the issuance of the Shares upon such exercise would violate any Applicable Laws, (ii) the Option shall not be exercised by the Grantee until all approvals, consents, registrations, filings or waivers which are required to be obtained by such Grantee under Applicable Laws in connection with his/her ownership of the Shares have been duly obtained (in particular, in case that the Grantee is a PRC resident, the Grantee shall complete individual foreign exchange registration with the State Administration of Foreign Exchange or its local branch before exercise of the Option), and (iii) if requested by the Administrator, the exercise of Option shall be conditioned upon the issuance of an opinion of a qualified counsel satisfactory to the Administrator stating to the effect that the issuance of the Shares to the Grantee would be in full compliance with the Applicable Laws.

11.

Notwithstanding the foregoing, regardless of whether an Option has otherwise become exercisable, the Option may not be exercised before the consummation of (i) an IPO of the Company, (ii) a Corporate Transaction, or (iii) the Change in Control, unless approved by the Administrator.

12.

Notwithstanding anything provided to the contrary hereof, if the exercise of the Option within the applicable time periods set forth in Section 6, 7 and 8 of this Option Agreement is prevented by Section 5(b) or (c) above, the Option shall remain exercisable until three (3) months after the date the Grantee is notified by the Company that the Option is exercisable, except as otherwise determined by the Administrator, but in any event no later than the Expiration Date set forth in the Notice.

13.

The Grantee acknowledges and agrees that until the Shares are issued (as evidenced by the appropriate entry in the register of members of the Company for the issuance of the Shares), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the vesting or the exercise of the Option. After the Option is duly exercised in accordance with the Option Agreement, the Notice and the Plan, the Company shall update (or cause to be updated) its register of members to reflect the issuance of the Shares promptly. The Grantee further acknowledges and agrees that, upon due exercise of the Option (and registration of the issuance of the Shares in the register of members of the Company), the rights and obligations on the Shares shall be subject to the provisions of this Option Agreement, the Shareholders Agreement (if any), the currently effective M&A, and other documents of the Company in relation to the Shares (if any), as if the Grantee is a holder of Ordinary Shares thereunder.

6. Termination or Change of Continuous Service.

14.

In the event the Grantee’s Continuous Service terminates, other than for Cause, Disability and death, the portion of the Option that was vested at the date of such termination (the “Termination Date”) shall remain exercisable (unless otherwise determined by the Administrator), provided that the Grantee may only exercise the vested portion of the Option during the Post-Termination Exercise Period (subject to Section 5 above). The Post-Termination Exercise Period shall commence on the Termination Date. Notwithstanding the foregoing, in no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. Except as provided in Sections 7 and 8 below, if any Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of any Option within the Post-Termination Exercise Period (subject to Section 5 above), such Option shall terminate immediately and automatically.

15.

In the event the Grantee’s Continuous Service terminates for Cause, all of the Option granted to the Grantee (vested or unvested) and the Grantee’s right to exercise such Option shall, except as otherwise determined by the Administrator, terminate immediately and automatically on the date of the termination of the Grantee’s Continuous Service (also the “Termination Date”). If upon written approval of the Administrator, any portion of the Option that was vested at the Termination Date is not terminated, then such vested portion of the Option shall be subject to the same exercise method set forth in Section 6(a) above and other restrictions set forth in this Option Agreement and the Plan.

16.

In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect unless otherwise determined by the Administrator. In the event of the Grantee’s change in status from Employee to Director or Consultant, vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status.

17.	In the event the Grantee’s Continuous Service terminates for any reason, the Company shall have the right (but not obligation) to exercise the Repurchase Right described under Section 15 hereof.

7. Disability of Grantee. Unless otherwise determined by the Administrator, in the event the Grantee’s Continuous Service terminates as a result of his or her Disability (as defined in the Plan), the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date (subject to section 5 above). To the extent that any Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of any Option within the time specified herein, such Option shall terminate immediately and automatically.

8. Death of Grantee. Unless otherwise determined by the Administrator, in the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the Person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date) (subject to section 5 above). To the extent that any Option was unvested on the date of death, or if the vested portion of any Option is not exercised within the time specified herein, such Option shall terminate immediately and automatically.

9. Transferability of Option. The Option (and the rights conferred hereby) may not be transferred or disposed of in any manner other than by will or by the laws of descent and distribution, provided, however, that the Option may be transferred during the lifetime of the Grantee only to the extent and in the manner authorized by the Administrator, and at the price and on the conditions not objected by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 8, may be exercised (a) by the Person or Persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any Person empowered to do so under the deceased Grantee’s will or under the then Applicable Laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10. Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11. Company’s Right of First Refusal.

18.

Transfer Notice. Neither the Grantee nor a transferee (either being sometimes referred to herein as the “Holder”) shall transfer, sell, hypothecate, encumber or otherwise dispose of any Shares or any right or interest therein without first obtaining the prior written consent of the Company and complying with the provisions of this Section 11 (as well as any applicable provisions of the Shareholders Agreement and the M&A). In the event the Holder desires to accept a bona fide third-party offer for any or all of the Shares, the Holder shall provide the Company with a written notice (the “Transfer Notice”), stating (1) Holder’s intention to transfer, (2) the name of the proposed transferee, (3) the number of Shares to be transferred (the “Offered Shares”), and (4) the proposed transfer price or value and the key terms and conditions thereof. If the Grantee proposes to transfer any Shares to more than one transferee, the Grantee shall provide a separate Transfer Notice with respect to each proposed transfer to each transferee. The Grantee shall provide the Company with the term sheet or other documents signed by both the Grantee and the proposed transferee, showing the commitment of the Grantee and the proposed transferee for the transfer of the Offered Shares to the proposed transferee, subject to the terms and conditions of this Option Agreement, the Shareholders Agreement and the M&A.

19.

Bona Fide Transfer. If the Administrator determines in good faith that the information provided by the Grantee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Grantee a written notice of the Grantee’s failure to comply with the procedure described in this Section 11, and the Grantee shall have no right to transfer any Offered Shares without first complying with the procedure described in this Section 11. The Grantee shall not be permitted to transfer the Offered Shares if the proposed transfer is not bona fide. In addition, if the proposed transferee or an Affiliate of the proposed transferee is a Person which carries out business in direct competition of the business of the Company and the Related Entities, the Administrator has the right to require the Holder not to transfer the Offered Shares to such proposed transferee.

20.

First Refusal Exercise Notice. The Company shall have the right to purchase (or designate other Person(s) to purchase) (the “Right of First Refusal”) all, but not less than all, of the Offered Shares which are described in the Transfer Notice at any time within forty-five (45) days after receipt of the Transfer Notice (the “Option Period”). The Right of First Refusal shall be exercised by delivery of a written notice (the “First Refusal Exercise Notice”) to the Holder. The Offered Shares shall be repurchased by the Company at the per share price or value, and in accordance with the terms conditions, as stated in the Transfer Notice (subject to Section 11(d) below).

21.

Payment Terms. The Company shall consummate the purchase of the Offered Shares on the terms set forth in the Transfer Notice within sixty (60) days after delivery of the First Refusal Exercise Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company and/or its assigns shall have the right to pay for the Offered Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Administrator. Upon payment for the Offered Shares to the Holder or into escrow for the benefit of the Holder, the Company or its assigns shall become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer the Offered Shares to its own name or its assigns without further action by the Holder.

22.

Assignment. Whenever the Company shall have the right to purchase Shares under this Right of First Refusal, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other Persons or organizations, to exercise all or a part of the Company’s Right of First Refusal.

23.

Non-Exercise. If the Company and/or its assigns fail to exercise or do not collectively elect to exercise the Right of First Refusal within the Option Period (or such earlier time if the Company and/or its assigns notify the Holder that they will not exercise the Right of First Refusal), then the sale and transfer of the Offered Shares by the Holder shall be subject to the Shareholders Agreement and the M&A. If no shareholder of the Company elects to exercise its right of first refusal available to it under the Shareholders Agreement and the M&A with respect to the Offered Shares, then the Holder may transfer the Offered Shares upon the terms and conditions stated in the Transfer Notice, provided that:

1.

The transfer is made within ninety (90) days of the earlier of (A) the date the Company and/or its assigns notify the Holder that the Right of First Refusal herein and the right of first refusal of the shareholders of the Company under the Shareholders Agreement and the M&A will not be exercised or (B) the expiration of the Option Period and the expiration of the option period for other shareholders’ right of first refusal as set forth in the Shareholders Agreement and the M&A; and

2.	The transferee agrees in writing that such Shares shall be held subject to the provisions of this Option Agreement, the Shareholders Agreement and the M&A; and

3.

Any transfer of the Offered Shares at a price lower than that stated in the Transfer Notice and/or upon the terms and conditions more favorable than those provided in the Transfer Notice shall be subject to this Section 11 again.

The Company shall have the right to demand further assurances from the Grantee and the transferee (in a form satisfactory to the Company) that the transfer of the Offered Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Offered Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide.

24.

Expiration of Transfer Period. Following such 90 day period, no transfer of the Offered Shares and no change in the terms of the transfer as stated in the Transfer Notice (including the name of the proposed transferee) shall be permitted without a new written Transfer Notice prepared and submitted in accordance with the requirements of this Section 11.

25.	Termination of Right of First Refusal. The provisions of this Right of First Refusal shall terminate as to all Shares upon the consummation of the IPO.

26.

Additional Shares or Substituted Securities. In the event of any transaction described in Sections 11 and 12 of the Plan, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Right of First Refusal, but only to the extent the Shares are at the time covered by such right.

12. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice, the Plan, the Shareholders Agreement and the M&A, the Company may issue appropriate “stop transfer” instructions to its transfer agent, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

13. Refusal to Transfer. The Company shall not be required to (i) record on its register of members any transfer of Shares in violation of any of the provisions of this Option Agreement, the Shareholders Agreement or the M&A, or (ii) treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so sold or transferred in violation of any of the provisions of this Option Agreement, the Shareholders Agreement or the M&A.

14. Tax Consequences. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES. The Grantee shall pay all taxes and duties that are required by the Applicable Laws to be paid by him/her in connection with the transactions contemplated by this Option Agreement (including but not limited to the exercise of the Option and the disposal of the Shares). The Company (including the Subsidiaries, Affiliates and other shareholders of the Company) shall have no obligation to pay any tax of any nature that is required by the Applicable Laws to be paid by the Grantee in connection with the transactions contemplated by this Option Agreement.

15. Repurchase Right.

27.

Subject to Sections 6, 7, and 8 above, upon termination of the Grantee’s Continuous Service for any reason, all unvested portion of the Option shall be terminated immediately without further effect, and upon termination of the Grantee’s Continuous Service for Cause, all Options (vested or unvested) held by the Grantee shall be terminated immediately without further effect. To the extent any vested portion of the Option is not terminated, following termination of the Grantee’s Continuous Service for any reason, the Company shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) from the Grantee all or any portion of the vested Option or the Shares obtained by the Grantee upon exercise of any Option. The Repurchase Right may be exercised by the Company at any time within two (2) year after termination of the Grantee’s Continuous Service. The repurchase price shall be as follows:

4.

the consideration payable for the vested portion of the Option or the Shares obtained by the Grantee upon exercise of the Option shall be made in cash or by cancellation of purchase money indebtedness owed to the Company by the Grantee; and

5.

the amount of consideration payable for the vested portion of the Option or the Shares obtained by the Grantee upon exercise of the Option shall be: (x) in the event of termination of the Grantee’s Continuous Service other than for Cause, the original purchase price actually paid by the Grantee for such vested Option or such Shares, or the Fair Market Value of such vested Option or such Shares on the Termination Date (after deducting (if have not already done so) the Exercise Price that would be payable on such vested Option or such Shares had such vested Option been exercised immediately prior to the Termination Date), or other amount as reasonably determined by the Administrator; and (y) in the event of termination of the Grantee’s Continuous Service for Cause, the nominal value of such vested Option or such Shares, unless otherwise determined by the Administrator.

28.

If the Company decides to exercise the Repurchase Right, the Grantee shall (1) immediately execute all necessary documents and take all necessary actions as required by the Applicable Laws, the M&A and the Administrator to give full effect to such repurchase, and (2) provide customary representations and warranties with respect to such vested Option or such Shares as the Administrator requires, provided however that, the failure of the Grantee to make such representations and warranties shall in no way delay or affect the completion of the repurchase of such Shares or vested Option, which shall become effective and be recorded in the Company’s register of members (if applicable) at the moment when the Company makes available to the Grantee the applicable repurchase price.

29.

Upon approval by the Administrator, the Company has the right (but not the obligation) to reach a mutual agreement with the Grantee for the repurchase all or any portion of the vested Option or the Shares obtained by the Grantee upon exercise of the Option before termination of the Grantee’s Continuous Service.

16. Adjustments Upon Changes in Capitalization. The number of the Shares vested or unvested pursuant to this Option Agreement shall be entitled to adjustment upon changes in capitalization of the Company pursuant to Section 11 of the Plan.

17. Lock-Up Agreement.

30.

Agreement. The Grantee, if requested by the Company and the lead underwriter of any public offering of the Ordinary Shares (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Ordinary Shares or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Ordinary Shares (except Ordinary Shares included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify.

31.

Additional Obligations. The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Ordinary Shares subject to the lock-up period until the end of such period. The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section.

32.

No Amendment Without Consent of Lead Underwriter. During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Ordinary Shares until the earlier of (i) the expiration of the lock-up period specified in subsection (a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section may not be amended or waived except with the consent of the Lead Underwriter.

18. Drag-Along Events. The Grantee agrees that in the event of a Drag-Along Event, if it holds any Shares upon exercise of the Option, it shall sell, transfer, convey or assign all of his/her Shares pursuant to, and so as to give effect to, the Drag-Along Event. For this purpose, the Grantee hereby irrevocably grants to the Board or the Person designated by the Board a power of attorney to transfer, sell, convey and assign his/her Shares and to do and carry out all acts and to execute all documents that are necessary or advisable to complete the Drag-Along Event, on behalf of the Grantee.

19. IPO. The Grantee agrees that in the case of an IPO, he/she shall enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company for the purpose of the IPO. For this purpose, the Grantee hereby irrevocably grants to the Board or the Person designated by the Board a power of attorney to enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company and to do and carry out all the acts and to execute all the documents that are necessary or advisable to complete the IPO, on behalf of the Grantee.

20. Power of Attorney. The Grantee hereby grants a power of attorney to the Board or any Person designated by the Board to (i) exercise the voting rights (if any) with respect to the Shares (including executing any shareholders’ resolutions), and (ii) execute, deliver and perform, on behalf of the Grantee, any share purchase agreement, share subscription agreement, shareholders agreement, and any other similar agreements and documents (including any documents, instruments and certificates contemplated in the aforesaid agreements and documents, and any amendments, restatements or supplements to the aforesaid agreements and documents from time to time), which are required to be signed by the Grantee due to the fact that the Grantee is a holder of Shares, in the future equity financing or financing transaction of the Company or otherwise.

21. Entire Agreement and Amendment. The Notice, the Plan and this Option Agreement (together with the documents referenced in Section 2(d) hereof) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, commitments and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified or amended adversely to the Grantee’s interest in material aspects except by means of a written form signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any Persons other than the parties.

22. Governing Law. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the laws of Hong Kong Special Administrative Region, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong Special Administrative Region to the rights and duties of the parties.

23. Severability. In the event that one or several of the provisions of the Notice, the Plan or this Option Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any Applicable Laws, such provisions shall be enforced to the fullest extent allowed by the Applicable Law, and the validity, legality or enforceability of the remaining provisions of the Notice, the Plan or this Option Agreement shall not be affected or compromised in any aspect. The parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

24. Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

25. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The Administrator shall have the authority and the right to construe and interpret the terms of the Plan, the Notice and this Option Agreement. The resolution of such question or dispute by the Administrator shall be final and binding on all Persons.

26. Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 9 hereby irrevocably and unconditionally (i) agree that any suit, action, or proceeding arising out of or in relation to this Option Agreement, the Notice, and the Plan shall be brought in Hong Kong, and (2) submit to the exclusive jurisdiction of the court in Hong Kong. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 26 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

27. Agent. The Grantee irrevocably appoints [ ● ] (address: [Hong Kong address], fax No.: +852 [__], marked for the attention of [name of recipient]) as its agent to receive and acknowledge on his/her behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Any such legal process shall be sufficiently served on him/her if delivered to such service agent.

28. Covenant After Termination of the Grantee’s Continuous Service. Unless otherwise approved by the Administrator, if after the termination of the Grantee’s Continuous Service, the Grantee is determined to be in material breach of any non-compete obligation, non-solicitation obligation or non-disclosure obligation entered into by the Grantee with the Company or any Related Entity, without limiting other legal remedies available to the Company or any Related Entity, all of the Option granted to the Grantee (vested or unvested) and the Grantee’s right to exercise such Option shall terminate immediately and automatically, and upon request by the Company, all vested Option and exercised Shares held by the Grantee may be repurchased by the Company at the nominal value of such vested Option or such Shares, unless otherwise determined by the Administrator.

29. No Third Party Rights. Save as expressly provided hereunder, a Person who is not a party to this Option Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Option Agreement.

30. Notices. All notices and other communications required or permitted to be given pursuant to this Option Agreement shall be delivered personally or sent by registered mail, certified mail, prepaid postage, a commercial courier service, facsimile transmission or electronic mail to the address of such party set forth below, or to such other address as such party may designate in writing from time to time to the other party.

To the Company:

Address:

Fax:

Email:

To the Grantee:

Address:

Fax:

Email:

31. IPO Amendment. Immediately before an IPO of the Company, the terms of this Option Agreement may be amended as reasonably determined by the Administrator, in conformity with the requirements of the listing rules, the Applicable Laws and the Lead Underwriter’s requirements of the jurisdiction pursuant to which the Company’s securities will be listed.

32. Execution of Award. According to Section 15 of the Plan, certain Shares have been issued to Connect Union Inc. (the “ESOP Entity”) by the Company for purpose of the Plan. Unless otherwise determined by the Administrator, the Company shall carry out the Award under this Agreement through the ESOP Entity. Specifically, (i) the exercise of the Option, repurchase of the vested Option or Shares issued pursuant to the vested Option and any other types of execution in connection with this Award shall be carried out via the ESOP Entity; (ii) the Shares under the Option shall be represented by the class B ordinary shares (“Class B Shares”) of the ESOP Entity. One Class B Share represents one Share issued pursuant to the Option under this Plan; (iii) the Grantee will obtain the Class B Shares of the ESOP Entity or the economic interests related thereto after he/she exercising the Option, which represent the underlying Shares under the Option; (iv) any mention of “Shares” under this Agreement shall also mean the Class B Shares represent such Shares where applicable.

END OF AGREEMENT

IN WITNESS WHEREOF, the Company and the Grantee have executed this Option Agreement as of the Date of Award as set forth in the Notice of Stock Option Award.

Connect Biopharma Holdings Limited

By:
Name:
Title:	Director

Name of Grantee:
ID Card Number:

EXHIBIT A

Connect Biopharma Holdings Limited

2019 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Date: _______________, ________

To:	The Board of Directors of

Connect Biopharma Holdings Limited

The undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ________ Ordinary Shares (the “Shares”) of Connect Biopharma Holdings Limited (the “Company”) by purchasing ________ Class B Ordinary Shares (“Class B Shares”) of Connect Union Inc. (the “ESOP Entity”) pursuant to the Company’s 2019 Stock Incentive Plan, as amended from time to time (the “Plan”), the Stock Option Award Agreement (the “Option Agreement”) and the Notice of Stock Option Award (the “Notice”) dated ________, ____ by and between the Company and the Grantee. Unless otherwise defined herein, the terms defined in the Plan, the Notice and the Option Agreement shall have the same defined meanings in this Exercise Notice.

Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

Rights as Shareholder. Until the Shares are issued (as evidenced by the appropriate entry in the register of members of the Company/ESOP Entity for the issuance of the Shares/Class B Shares), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares/Class B Shares, notwithstanding the exercise of the Option. The Company/ESOP Entity shall update (or cause to be updated) its register of members to reflect the issuance of the Shares/Class B Shares promptly after the Option is duly exercised in accordance with the Option Agreement, the Notice and the Plan. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the register of members of the Company/ESOP Entity is updated, except as provided in the Plan.

The Grantee shall enjoy rights as a shareholder until such time as the Grantee disposes of the Shares/Class B Shares or the Company and/or its assignee(s) and/or any other shareholder of the Company exercises the Right of First Refusal or the Repurchase Right. Upon exercise by the Company and/or its assignee(s) and/or any other shareholder of the Company of the Right of First Refusal or the Repurchase Right, the Grantee shall have no further rights as a holder of the Shares/Class B Shares so purchased except the right to receive payment for the Shares/Class B Shares so purchased in accordance with the provisions of the Option Agreement, and the Grantee shall forthwith cause the certificate(s) evidencing the Shares/Class B Shares so purchased to be surrendered to the Company for transfer or cancellation, and execute all necessary documents and take all necessary actions as required by the Applicable Laws and the M&A to give effect to the transfer or repurchase, as the case may be.

Notwithstanding anything to the contrary set forth herein, the Grantee hereby grants a power of attorney to the Board or any Person designated by the Board to (i) exercise the voting rights (if any) with respect to the Shares/Class B Shares (including executing any shareholders’ resolutions), and (ii) execute, deliver and perform, on behalf of the Grantee, any share purchase agreement, share subscription agreement, shareholders agreement, and any other similar agreements and documents (including any documents, instruments and certificates contemplated in the aforesaid agreements and documents, and any amendments, restatements or supplements to the aforesaid agreements and documents from time to time), which are required to be signed by the Grantee due to the fact that the Grantee is a holder of Shares/Class B Shares, in the future equity financing or financing transaction of the Company or otherwise.

The Grantee hereby irrevocably grants to the Board or the Person designated by the Board a power of attorney to (i) in the case of a Drag-Along Event, transfer, sell, convey and assign all his/her Shares/Class B Shares and to do and carry out all acts and to execute all documents that are necessary or advisable to complete the Drag-Along Event; and (ii) in the case of an IPO, enter into any agreements with any underwriter, coordinator, bankers or sponsor elected by the Company, and to do and carry out all acts and to execute all documents that are necessary or advisable to complete the IPO.

Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares/Class B Shares, without the payment of which the exercise of the Option shall not be effective.

Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares/Class B Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares/Class B Shares and that the Grantee is not relying on the Company for any tax advice.

Taxes. The Grantee agrees to pay all taxes and fulfill all tax filing and reporting obligations and all employment tax withholding obligations, as required by the Applicable Laws to be paid or fulfilled by him/her in connection with the exercise of the Option and the holding and disposal of the Shares/Class B Shares, and herewith delivers to the Company and the Related Entities the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

Restrictive Legends. The Grantee understands and agrees that the Company/ESOP Entity shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares/Class B Shares together with any other legends that may be required by the Company or by the Applicable Laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT HELD BY THE ISSUER (OR ITS ASSIGNEE(S)) OR OTHER SHAREHOLDERS OF THE COMPANY AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, AS WELL AS THE SHAREHOLDERS AGREEMENT OF THE COMPANY AND THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY (EACH AS MAY BE AMENDED FROM TIME TO TIME), COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. ALL SUCH TRANSFER RESTRICTIONS AND LIMITATIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

Other Agreements. The Grantee acknowledges and agrees that the Shares/Class B Shares issued pursuant to this Exercise Notice are subject to the terms of the Option Agreement, the Notice and the Plan, as well as the Shareholders Agreement (if any) and the M&A (each as defined in the Plan and the Option Agreement). As a condition to the exercise of the option described herein, the Grantee shall agree to accede to and be bound by the terms of the Shareholders Agreement (if any) in relation to the Shares/Class B Shares, by executing and delivering to the Company a deed of adherence in the form satisfactory to the Company, in accordance with the requirements of the Shareholders Agreement and the M&A.

Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this Exercise Notice for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The Administrator shall have the authority and the right to construe and interpret the terms of the Exercise Notice. The resolution of such question or dispute by the Administrator shall be final and binding on all Persons.

Governing Law. The Exercise Notice is to be construed in accordance with and governed by the laws of Hong Kong Special Administrative Region, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong Special Administrative Region to the rights and duties of the parties.

Severability. In the event that one or several of the provisions of the Exercise Notice are found to be invalid, illegal or unenforceable in any aspect in accordance with any Applicable Laws, such provisions shall be enforced to the fullest extent allowed by the Applicable Law, and the validity, legality or enforceability of the remaining provisions of the Exercise Notice shall not be affected or compromised in any aspect. The parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

Notices. All notices and other communications required or permitted to be given pursuant to this Exercise Notice shall be delivered personally or sent by registered mail, certified mail, prepaid postage, a commercial courier service, facsimile transmission or electronic mail to the address of such party as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

Venue and Waiver of Jury Trial. The Company and the Grantee hereby irrevocably and unconditionally (1) agree that any suit, action, or proceeding arising out of or in relation to this Exercise Notice shall be brought in Hong Kong, and (2) submit to the exclusive jurisdiction of the court in Hong Kong. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Agent. The Grantee irrevocably appoints [ 🌑 ] (address: [Hong Kong address], fax No.: +852 [__], marked for the attention of [name of recipient]) as its agent to receive and acknowledge on his/her behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. Any such legal process shall be sufficiently served on him/her if delivered to such service agent.

Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice.

No Third Party Rights. Save as expressly provided hereunder, a Person who is not a party to this Exercise Notice has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce or to enjoy the benefit of any term of this Exercise Notice.

Entire Agreement. The Notice, the Plan and the Option Agreement (together with the documents referenced in Section 8 hereof) are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, commitments and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified or amended adversely to the Grantee’s interest in material aspects except by means of a written form signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any Persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	Connect Biopharma Holdings Limited

By:
(Signature)	Name:
	Title:	Director

Address:	Address:

Fax:	Fax:
Email:	Email:

EXHIBIT B

Connect Biopharma Holdings Limited

2019 STOCK INCENTIVE PLAN

INVESTMENT REPRESENTATION STATEMENT

GRANTEE:

COMPANY:	Connect Biopharma Holdings Limited

SECURITY:	ORDINARY SHARES

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Grantee represents to the Company the following:

1. Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Grantee is acquiring these Securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2. Grantee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act (or the securities laws of any other jurisdiction) in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee’s investment intent as expressed herein. Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the Securities. Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

3. Grantee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Grantee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (as amended), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934 (as amended)); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two (2) years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

4. Grantee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event.

5. Grantee represents that Grantee is a resident of the state of ____________.

Signature of Grantee:

Date: